UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 31, 2013 (May 24, 2013)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 St. Elzéar Blvd. West,

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)

(514) 744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 24, 2013, Valeant Pharmaceuticals International, Inc., a Canadian corporation (“Valeant”), Valeant Pharmaceuticals International, a Delaware corporation and wholly owned subsidiary of Valeant (“VPI”), Stratos Merger Corp., a Delaware corporation and wholly owned subsidiary of VPI (“Merger Sub”), and Bausch & Lomb Holdings Incorporated, a Delaware corporation (“B&L”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for Merger Sub to, upon the terms and subject to the conditions thereof, merge with and into B&L (the “Merger”), with B&L surviving as a wholly owned subsidiary of VPI. As a result of the Merger, the separate corporate existence of Merger Sub will cease and B&L will continue as the surviving corporation.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of B&L common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, other than any dissenting shares and any shares held by B&L, VPI, Merger Sub or any of their respective subsidiaries, will be converted into the right to receive its pro rata share (the “Per Share Merger Consideration”), without interest, of an aggregate purchase price equal to $8,700,000,000 minus B&L’s existing indebtedness for borrowed money and related fees and costs, minus certain of B&L’s transaction expenses, minus certain payments with respect to certain canceled B&L performance-based options (which will not be outstanding immediately prior to the Effective Time), plus the aggregate exercise price applicable to B&L’s outstanding options immediately prior to the Effective Time, and plus certain cash amounts, all as further described in the Merger Agreement.

Each B&L restricted share and stock option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the Per Share Merger Consideration in the case of restricted shares or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option.

Valeant has guaranteed the obligations of VPI and Merger Sub under the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the obtaining of certain foreign antitrust clearances, and (ii) the absence of a material adverse effect on B&L, as defined in the Merger Agreement.

On May 25, 2013, holders representing more than 90% of the outstanding shares of B&L common stock delivered a written consent adopting the Merger Agreement.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature. In addition, B&L has agreed to terminate any existing discussions with respect to third party acquisition proposals, refrain from facilitating any such proposals and withdraw the registration statement on Form S-1 that it had previously filed with the U.S. Securities and Exchange Commission in contemplation of an initial public offering.

The Merger Agreement contains certain termination rights for VPI and B&L, including upon (i) the failure to consummate the Merger by the six month anniversary of the date of the Merger Agreement, (ii) the existence of certain legal restraints prohibiting the consummation of the Merger or (iii) a material, uncured breach by the other party of the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Valeant, B&L or their respective subsidiaries and affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of Valeant, B&L or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Valeant. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Valeant that is or will be contained in, or incorporated by reference into, its Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that Valeant files with the U.S. Securities and Exchange Commission or the Canadian Securities Administrators.

Commitment Letter

Valeant and VPI have entered into a commitment letter (the “Commitment Letter”), dated as of May 24, 2013, with Goldman Sachs Lending Partners LLC and Goldman Sachs Bank USA (such financial institutions being referred to as the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to $9.275 billion of unsecured bridge loans for the purposes of funding (i) the transactions contemplated by the Merger Agreement, (ii) B&L’s obligation to repay all outstanding loans under its existing credit facilities, (iii) B&L’s tender offer for or defeasance or irrevocable call for redemption and deposit of cash to effect such defeasance or redemption of B&L’s 9.875% Senior Notes due 2015 and (iii) certain transaction expenses.

The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 8.01	Other Events.

On May 27, 2013, Valeant issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 24, 2013, by and among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Stratos Merger Corp. and Bausch & Lomb Holdings Incorporated.

10.1	Commitment Letter, dated as of May 24, 2013, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Goldman Sachs Lending Partners LLC and Goldman Sachs Bank USA.

99.1	Press Release, dated May 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development

Date: May 31, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 24, 2013, by and among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Stratos Merger Corp. and Bausch & Lomb Holdings Incorporated.

10.1	Commitment Letter, dated as of May 24, 2013, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Goldman Sachs Lending Partners LLC and Goldman Sachs Bank USA.

99.1	Press Release, dated May 27, 2013.